EXHIBIT 99.1

United-Guardian Reports Record Earnings

HAUPPAUGE, N.Y., Aug. 12, 2009 (GLOBE NEWSWIRE) -- United-Guardian, Inc. (Nasdaq:UG) reported today that net income for the first half of the year set a new record for the company, increasing to $1,910,672 ($0.39 per share) from $1,575,563 ($0.32 per share) in the same period last year. Sales for the six-month period were up 15% from the first half of 2008, increasing to $6,888,287 from $6,002,238 last year. For the three-month period ended June 30th sales were up slightly over last year, increasing to $2,993,144 from $2,791,039 in the comparable period last year, and net income increased slightly as well to $755,431 ($0.15 per share) from $736,295 ($0.15) for the same period in 2008.

Ken Globus, President of United-Guardian, stated, "As a result of the variety of our product lines, as well as our extensive marketing network, we have been able to maintain strong sales while many other companies continue to struggle during this continuing period of global economic decline. With the assistance of our global marketing partners we have continued to expand our product line and open up new geographic markets for our products. The result has been a record level of earnings for the first six months of this year. We believe that we will be able to continue to expand our product lines and our customer base as some of the new products we have in development come to fruition and are brought to market."

United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

The United-Guardian, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6000

NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause our actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.

               RESULTS FOR THE SIX AND THREE MONTHS ENDED
                    JUNE 30, 2009 and JUNE 30, 2008
                             (UNAUDITED)

                          SIX MONTHS ENDED       THREE MONTHS ENDED
                              JUNE 30,                JUNE 30,
                          2009        2008        2009        2008
                          ----        ----        ----        ----

 Net sales              $6,888,287  $6,002,238  $2,993,144  $2,971,039
                        ----------  ----------  ----------  ----------

 Costs and expenses:     4,217,298   3,888,811   1,960,994   1,992,316
                        ----------  ----------  ----------  ----------
  Income from
   operations            2,670,989   2,113,427   1,032,150     978,723

 Other income              185,083     239,636      93,481     119,072
                        ----------  ----------  ----------  ----------
  Income from
   operations before
   income taxes          2,856,072   2,353,063   1,125,631   1,097,795

 Provision for income
  taxes                    945,400     777,500     370,200     361,500
                        ----------  ----------  ----------  ----------
  Net Income             1,910,672   1,575,563     755,431     736,295
                        ==========  ==========  ==========  ==========
  Earnings per common
   share
   (Basic and Diluted)  $     0.39  $     0.32  $     0.15  $     0.15
                        ==========  ==========  ==========  ==========

Additional financial information can be found at the company's web site at www.u-g.com.

CONTACT:  United-Guardian, Inc.
          Public Relations
          Robert S. Rubinger
          (631) 273-0900